                                                                    EXHIBIT 4.14

================================================================================

                                ELCOR CORPORATION

                                  $120,000,000
                           Aggregate Principal Amount
                                 of Senior Notes

                                   $60,000,000
                          6.99% Senior Notes, Series A
                                due June 15, 2009

                                   $60,000,000
                          7.49% Senior Notes, Series B
                                due June 15, 2012

                                   ----------

                             NOTE PURCHASE AGREEMENT

                                   ----------

                            Dated as of June 1, 2002

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                       Page
-------                                                                                                       ----

1.       AUTHORIZATION OF NOTES..................................................................................1

2.       SALE AND PURCHASE OF NOTES..............................................................................2

3.       CLOSING.................................................................................................2

4.       CONDITIONS TO CLOSING...................................................................................2
         4.1.     Representations and Warranties.................................................................2
         4.2.     Performance; No Default........................................................................2
         4.3.     Compliance Certificates........................................................................3
         4.4.     Opinions of Counsel............................................................................3
         4.5.     Purchase Permitted By Applicable Law, etc......................................................3
         4.6.     Sale of Other Notes............................................................................3
         4.7.     Payment of Special Counsel Fees................................................................4
         4.8.     Private Placement Number.......................................................................4
         4.9.     Changes in Corporate Structure.................................................................4
         4.10.    Subsidiary Guaranty............................................................................4
         4.11.    Proceedings and Documents......................................................................4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................4
         5.1.     Organization; Power and Authority..............................................................4
         5.2.     Authorization, etc.............................................................................5
         5.3.     Disclosure.....................................................................................5
         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates...............................6
         5.5.     Financial Statements...........................................................................6
         5.6.     Compliance with Laws, Other Instruments, etc...................................................7
         5.7.     Governmental Authorizations, etc...............................................................7
         5.8.     Litigation; Observance of Agreements, Statutes and Orders......................................7
         5.9.     Taxes..........................................................................................8
         5.10.    Title to Property; Leases......................................................................8
         5.11.    Licenses, Permits, etc.........................................................................8
         5.12.    Compliance with ERISA..........................................................................9
         5.13.    Private Offering by the Company...............................................................10
         5.14.    Use of Proceeds; Margin Regulations...........................................................10
         5.15.    Existing Debt; Future Liens...................................................................10
         5.16.    Foreign Assets Control Regulations, etc.......................................................11
         5.17.    Status under Certain Statutes.................................................................11
         5.18.    Environmental Matters.........................................................................11
         5.19.    Solvency of Subsidiary Guarantors.............................................................11

6.       REPRESENTATIONS OF THE PURCHASERS......................................................................12
         6.1.     Purchase for Investment.......................................................................12
         6.2.     Source of Funds...............................................................................12

7.       INFORMATION AS TO COMPANY..............................................................................13
         7.1.     Financial and Business Information............................................................13
         7.2.     Officer's Certificate.........................................................................16
         7.3.     Inspection....................................................................................17

8.       PREPAYMENT OF THE NOTES................................................................................17
         8.1.     No Scheduled Prepayments......................................................................17
         8.2.     Optional Prepayments with Make-Whole Amount...................................................17
         8.3.     Allocation of Partial Prepayments.............................................................18
         8.4.     Maturity; Surrender, etc......................................................................18
         8.5.     Purchase of Notes.............................................................................18
         8.6.     Make-Whole Amount.............................................................................18

9.       AFFIRMATIVE COVENANTS..................................................................................20
         9.1.     Compliance with Law...........................................................................20
         9.2.     Insurance.....................................................................................20
         9.3.     Maintenance of Properties.....................................................................20
         9.4.     Payment of Taxes and Claims...................................................................21
         9.5.     Corporate Existence, etc......................................................................21

10.      NEGATIVE COVENANTS.....................................................................................21
         10.1.    Consolidated Net Debt.........................................................................21
         10.2.    Interest Coverage.............................................................................21
         10.3.    Adjusted Consolidated Net Worth...............................................................21
         10.4.    Debt of Restricted Subsidiaries...............................................................22
         10.5.    Liens.........................................................................................22
         10.6.    Sale of Assets................................................................................24
         10.7.    Mergers, Consolidations, etc..................................................................25
         10.8.    Disposition of Stock of Restricted Subsidiaries...............................................26
         10.9.    Designation of Restricted and Unrestricted Subsidiaries.......................................26
         10.10.   Subsidiary Guaranty...........................................................................27
         10.11.   Nature of Business............................................................................27
         10.12.   Transactions with Affiliates..................................................................27

11.      EVENTS OF DEFAULT......................................................................................27

12.      REMEDIES ON DEFAULT, ETC...............................................................................30
         12.1.    Acceleration..................................................................................30
         12.2.    Other Remedies................................................................................30
         12.3.    Rescission....................................................................................30
         12.4.    No Waivers or Election of Remedies, Expenses, etc.............................................31

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................................31
         13.1.    Registration of Notes.........................................................................31
         13.2.    Transfer and Exchange of Notes................................................................31
         13.3.    Replacement of Notes..........................................................................32

14.      PAYMENTS ON NOTES......................................................................................32
         14.1.    Place of Payment..............................................................................32
         14.2.    Home Office Payment...........................................................................33

15.      EXPENSES, ETC..........................................................................................33
         15.1.    Transaction Expenses..........................................................................33
         15.2.    Survival......................................................................................33

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................................34

17.      AMENDMENT AND WAIVER...................................................................................34
         17.1.    Requirements..................................................................................34
         17.2.    Solicitation of Holders of Notes..............................................................34
         17.3.    Binding Effect, etc...........................................................................35
         17.4.    Notes held by Company, etc....................................................................35

18.      NOTICES................................................................................................35

19.      REPRODUCTION OF DOCUMENTS..............................................................................36

20.      CONFIDENTIAL INFORMATION...............................................................................36

21.      SUBSTITUTION OF PURCHASER..............................................................................37

22.      RELEASE OF SUBSIDIARY GUARANTOR........................................................................37

23.      MISCELLANEOUS..........................................................................................38
         23.1.    Successors and Assigns........................................................................38
         23.2.    Payments Due on Non-Business Days.............................................................38
         23.3.    Severability..................................................................................38
         23.4.    Construction..................................................................................38
         23.5.    Counterparts..................................................................................38
         23.6.    Governing Law.................................................................................38

SCHEDULE A       --     Information Relating to Purchasers
SCHEDULE B       --     Defined Terms
SCHEDULE B-1     --     Existing Priority Debt
SCHEDULE B-2     --     Existing Investments

SCHEDULE 4.9     --     Changes in Corporate Structure
SCHEDULE 5.3     --     Disclosure Materials
SCHEDULE 5.4     --     Subsidiaries; Affiliates
SCHEDULE 5.5     --     Financial Statements
SCHEDULE 5.8     --     Litigation
SCHEDULE 5.11    --     Licenses, Permits, etc.
SCHEDULE 5.14    --     Use of Proceeds
SCHEDULE 5.15    --     Existing Debt
SCHEDULE 10.5    --     Liens

EXHIBIT 1(a)     --     Form of Senior Note, Series A
EXHIBIT 1(b)     --     Form of Senior Note, Series B
EXHIBIT 1(c)     --     Form of Subsidiary Guaranty
EXHIBIT 4.4(a)   --     Form of Opinion of Counsel for the Company
EXHIBIT 4.4(b)   --     Form of Opinion of Special Counsel for the Purchasers

                         [ELCOR CORPORATION LETTERHEAD]

                                  $120,000,000
                           Aggregate Principal Amount
                                 of Senior Notes

           $60,000,000 6.99% Senior Notes, Series A, due June 15, 2009 $60,000,000 7.49% Senior Notes, Series B, due June 15, 2012

                                                       Dated as of June 1, 2002

TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          ELCOR CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

          The Company has authorized the issue and sale of $60,000,000 aggregate principal amount of its 6.99% Senior Notes, Series A, due June 15, 2009 (the "Series A Notes") and $60,000,000 aggregate principal amount of its 7.49% Senior Notes, Series B, due June 15, 2012 (the "Series B Notes" and, collectively with the Series A Notes, the "Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibits 1(a) and 1(b) with such changes therefrom, if any, as may be approved by you, the Other Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Subject to
Section 22, the Notes will be guaranteed by each Restricted Subsidiary that is or in the future becomes a signatory to the Bank Guaranty or a borrower under the Credit Agreement (individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") pursuant to a guaranty in substantially the form of
Exhibit 1(c) (the "Subsidiary Guaranty"). The Notes shall be unsecured and shall rank pari passu with the Company's Debt to Banks under the Credit Agreement and with all other senior unsecured Debt of the Company.

2.   SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the "Other Purchasers"), and you and the Other Purchasers will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

3.   CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "Closing") on June 10, 2002 or on such other Business Day thereafter on or prior to June 14, 2002 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 1252603284 at Bank of America, 910 Main Street, Dallas, Texas 75202, ABA #111000012. If at the Closing the Company fails to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1. REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2. PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 through 10.12 hereof had such Sections applied since such date.

4.3. COMPLIANCE CERTIFICATES.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. Each of the Company and each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement or the Subsidiary Guaranty, as the case may be.

4.4. OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Baker & McKenzie, counsel to the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to you) and (b) from Gardner, Carton & Douglas, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6. SALE OF OTHER NOTES.

          Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7. PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8. PRIVATE PLACEMENT NUMBER.

          A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Gardner, Carton & Douglas for each series of the Notes.

4.9. CHANGES IN CORPORATE STRUCTURE.

          Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10. SUBSIDIARY GUARANTY.

          Each Subsidiary Guarantor shall have executed and delivered the Subsidiary Guaranty in favor of you and the Other Purchasers.

4.11. PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1. ORGANIZATION; POWER AND AUTHORITY.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2. AUTHORIZATION, ETC.

          This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          The Subsidiary Guaranty has been duly authorized by all necessary corporate or partnership action on the part of each Subsidiary Guarantor and upon execution and delivery thereof will constitute the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. DISCLOSURE.

          The Company, through its agent, Banc of America Securities LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated May 2002 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 30, 2001, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of: (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and
     (iii) the Company's directors and senior officers. Each Subsidiary listed in Schedule 5.4 is designated a Restricted Subsidiary by the Company.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate or limited partnership law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5. FINANCIAL STATEMENTS.

          The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule
5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

          The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or
(iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

          The Company and its Subsidiaries are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

5.7. GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or the execution, delivery or performance by each Subsidiary Guarantor of the Subsidiary Guaranty.

5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9. TAXES.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1994.

5.10. TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11. LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12. COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
     Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13. PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 44 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14. USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Notes for general corporate purposes, including to refinance Debt as set forth in Schedule
5.14. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15. EXISTING DEBT; FUTURE LIENS.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of March 31, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
     Section 10.5.

5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17. STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended by the ICC Termination Act, as amended, or the Federal Power Act, as amended.

5.18. ENVIRONMENTAL MATTERS.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19. SOLVENCY OF SUBSIDIARY GUARANTORS.

          After giving effect to the transactions contemplated herein and after giving due consideration to any rights of contribution (i) each Subsidiary Guarantor has received fair consideration and reasonably equivalent value for the incurrence of its obligations under the

Subsidiary Guaranty, (ii) the fair value of the assets of each Subsidiary Guarantor (both at fair valuation and at present fair saleable value) exceeds its liabilities, (ii) each Subsidiary Guarantor is able to and expects to be able to pay its debts as they mature, and (iii) each Subsidiary Guarantor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

6.   REPRESENTATIONS OF THE PURCHASERS.

6.1. PURCHASE FOR INVESTMENT.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You represent that you are an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act and you agree that any resale of Notes by you will comply with the preceding sentence.

6.2. SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) ("PTE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source is the assets of one or more employee benefit plans that are managed by an "in-house asset manager," as that term is defined in PTE 96-23 and such purchase and holding of the Notes is exempt under PTE 96-23; or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   INFORMATION AS TO COMPANY.

7.1. FINANCIAL AND BUSINESS INFORMATION

          The Company will deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 50 days (or such other shorter period within which Quarterly Reports on Form 10-Q are required to be timely filed with the Securities and Exchange Commission, including any extension permitted by Rule 12b-25 of the Exchange Act) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

               (ii) consolidated statements of income of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

               (iii) consolidated statements of cash flows of the Company and its Subsidiaries for such quarter or (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 105 days (or such other shorter period within which Annual Reports on Form 10-K are required to be timely filed with the Securities and Exchange Commission, including any extension permitted by Rule 12b-25 of the Exchange Act) after the end of each fiscal year of the Company, duplicate copies of,

               (i) consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange
     Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) Unrestricted Subsidiaries -- if, at the time of delivery of any financial statements pursuant to Section 7.1(a) or (b), Unrestricted Subsidiaries account for more than 10% of (i) the consolidated total assets of the Company and its Subsidiaries reflected in the balance sheet included in such financial statements or (ii) the consolidated revenues of the Company and its Subsidiaries reflected in the consolidated statement of income included in such financial statements, an unaudited balance sheet for all Unrestricted Subsidiaries taken as whole as at the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders' equity and cash flows for such Unrestricted Subsidiaries for such period, together with consolidating statements reflecting all eliminations or adjustments necessary to reconcile such group financial statements to the consolidated financial statements of the Company and its Subsidiaries shall be delivered together with the financial statements required pursuant to Sections 7.1(a) and (b);

          (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement other than registration statements on Form S-8 (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

          (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (f) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer

          Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2. OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.12, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. INSPECTION.

          The Company will permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Each holder agrees to treat any information obtained in connection with any inspection pursuant to this Section 7 as Confidential Information subject to
Section 20 so as to avoid any disclosure obligation on the Company under Regulation FD under the Exchange Act.

8.   PREPAYMENT OF THE NOTES.

8.1. NO SCHEDULED PREPAYMENTS.

          No regularly scheduled prepayments are due on the Notes prior to their stated maturity.

8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than $1,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes pursuant to this
Section 8, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4. MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6. MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX1 Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX1 Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.   AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1. COMPLIANCE WITH LAW.

          The Company will, and will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2. INSURANCE.

          The Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3. MAINTENANCE OF PROPERTIES.

          The Company will and will cause each Restricted Subsidiary to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. PAYMENT OF TAXES AND CLAIMS.

          The Company will, and will cause each Subsidiary to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5. CORPORATE EXISTENCE, ETC.

          The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6, 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.  NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1. CONSOLIDATED NET DEBT.

          The Company will not incur, and will not permit any Restricted Subsidiary to incur, any Debt if, after giving effect thereto and to the application of the proceeds therefrom, Consolidated Net Debt would exceed 55% of Consolidated Total Capitalization.

10.2. INTEREST COVERAGE.

          The Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense (in each case for the Company's then most recently completed four fiscal quarters) to be less than 2.0 to 1.0 at any time.

10.3. ADJUSTED CONSOLIDATED NET WORTH.

          The Company will not permit at any time its Adjusted Consolidated Net Worth as of the end of any fiscal year to be less than $130,000,000 plus the cumulative sum of 50% of

Consolidated Net Income (but only if a positive number) for each fiscal year ending after June 30, 2001.

10.4. DEBT OF RESTRICTED SUBSIDIARIES.

          The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to create, assume, incur or otherwise become liable for, directly or indirectly, any Debt, other than:

          (a) Debt owed to the Company or another Restricted Subsidiary;

          (b) Debt of a Restricted Subsidiary secured by Liens permitted under Sections 10.5(g) or (h);

          (c) Debt of a Subsidiary outstanding at the time of its acquisition by the Company and initial designation as a Restricted Subsidiary, provided that (i) such Debt was not incurred in contemplation of such Subsidiary becoming a Restricted Subsidiary and (ii) immediately after giving effect to the designation of such Subsidiary as a Restricted Subsidiary, no Default or Event of Default would exist; provided, however, that such Debt may not be extended, renewed or refunded unless such Debt could be incurred under clause (d) below; and

          (d) Additional Debt, provided that after giving effect to the incurrence thereof and the application of the proceeds thereof, Priority Debt does not exceed 15% of Adjusted Consolidated Net Worth, and any renewals or extension of such Debt, provided that (i) there is no increase in the principal amount or decrease in maturity of such Debt at the time of such extension or renewal and (ii) immediately after such extension or renewal no Default or Event of Default would exist.

10.5. LIENS.

          The Company will not, and will not permit any Restricted Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

          (a) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

          (b) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and other similar Liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

          (c) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

          (d) Liens securing Debt of a Restricted Subsidiary owed to the Company or to another Restricted Subsidiary;

          (e) Liens securing Debt existing on property or assets of the Company or any Restricted Subsidiary as of the date of this Agreement that are described in Schedule 10.5;

          (f) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use of the property or assets subject thereto by the Company or such Restricted Subsidiary in their business or which relate only to assets that in the aggregate are not Material;

          (g) Liens (i) existing on property at the time of its acquisition by the Company or a Restricted Subsidiary and not created in contemplation thereof, whether or not the Debt secured by such Lien is assumed by the Company or a Restricted Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvements thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvements of such property after the date of Closing; or
     (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Restricted Subsidiary of, or substantially all of its assets are acquired by, the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Restricted Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and, in the case of clause (ii) only, that the aggregate principal amount of Debt secured by each such Lien does not exceed the lesser of cost of acquisition or construction or the fair market value (determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company) of the property subject thereto;

          (h) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (e) and (g), provided that (i) there is no increase in the principal amount or decrease in maturity of the Debt secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist; and

          (i) Liens securing Debt not otherwise permitted by paragraphs (a) through (h) above, provided that, after giving effect to the incurrence of the Debt so secured, Priority Debt does not exceed 15% of Adjusted Consolidated Net Worth, and any renewals or extensions of Liens securing such Debt, provided that (i) there is no increase in the principal amount or decrease in maturity of the Debt secured thereby at the time of such renewal or extension, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such renewal or extension no Default or Event of Default would exist.

10.6. SALE OF ASSETS.

          Except as permitted by Section 10.7, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "Disposition"), any assets, including capital stock of Restricted Subsidiaries, in one or a series of transactions, to any Person, other than:

          (a) Dispositions in the ordinary course of business;

          (b) Dispositions by the Company to a Restricted Subsidiary, by a Subsidiary Guarantor to the Company or to another Subsidiary Guarantor or by a Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or a Restricted Subsidiary; or

          (c) Dispositions not otherwise permitted by Section 10.6(a) or (b), provided that:

               (i) each such Disposition is made in an arms length transaction for a consideration at least equal to the fair market value of the property subject thereto;

               (ii) the aggregate net book value of all assets disposed of in any period of 365 consecutive days pursuant to this Section 10.6(c) does not exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal quarter; and

               (iii) at the time of such Disposition and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, the Company may, or may permit any Restricted Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in Section 10.6(c)(ii) of the preceding sentence to the extent that
(i) each such Disposition is for a consideration at least equal to the fair market value of the property subject thereto, and

          (A) such assets are leased back by the Company or any Restricted Subsidiary, as lessee, within 365 days of the original acquisition or construction thereof by the Company or such Restricted Subsidiary; or

          (B) the net after tax proceeds from such Disposition are within 365 days of such Disposition:

               (i) reinvested in productive assets used or useful in carrying on the business of the Company and its Restricted Subsidiaries; or

               (ii) applied to the payment or prepayment of any outstanding Debt of the Company or any Restricted Subsidiary that is pari passu with or senior to the Notes, including the Notes.

     If any prepayment of the Notes is to be made pursuant to foregoing clause
     (ii), the Company may offer to prepay (on a date not less than 30 or more than 60 days following such offer) at a price of 100% of the principal amount of the Notes to be prepaid (without any Make-Whole Amount), together with interest accrued to the date of prepayment; provided that if any holder of the Notes declines such offer, the proceeds that would have been paid to such holder shall be offered pro rata to the other holders of the Notes that have accepted the offer. A failure by a holder of Notes to respond at least 10 days prior to the proposed prepayment date shall be deemed to constitute a rejection of such offer by such holder. If at the time of making such offer to prepay and following such prepayment there is no Debt of the Company or any Restricted Subsidiary outstanding other than the Notes, any net proceeds remaining unapplied shall not be subject to or included in the limitation and computation contained in Section 10.6(c)(ii).

10.7. MERGERS, CONSOLIDATIONS, ETC.

          The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

          (a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

               (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, is a solvent corporation organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation (y) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (z) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

               (ii) immediately after giving effect to such transaction, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, can incur $1.00 of additional Debt; and

               (iii) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (b) Any Restricted Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or a Restricted Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or a Restricted Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.6 or, as a result of which, such Person becomes a Restricted Subsidiary; provided in each instance set forth in clauses (x) through (z) that, (1) immediately before and after giving effect thereto, there shall exist no Default or Event of Default and
     (2) a Subsidiary Guarantor may engage in any of the foregoing transactions only with the Company or another Subsidiary Guarantor.

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Agreement or the Notes.

10.8. DISPOSITION OF STOCK OF RESTRICTED SUBSIDIARIES.

          (a) The Company will not permit any Restricted Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or a Restricted Subsidiary, except in the case of Foreign Restricted Subsidiaries (i) for directors' qualifying shares or (ii) to satisfy local ownership requirements.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of a Restricted Subsidiary if such sale would be prohibited by
     Section 10.6, except in the case of Foreign Restricted Subsidiaries (i) for directors' qualifying shares or (ii) to satisfy local ownership requirements.

          (c) If a Restricted Subsidiary at any time ceases to be such as a result of a sale or issuance of its capital stock, any Liens on property of the Company or any other Restricted Subsidiary securing Debt owed to such Restricted Subsidiary, which is not contemporaneously repaid, together with such Debt, shall be deemed to have been incurred by the Company or such other Restricted Subsidiary, as the case may be, at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary.

10.9. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

          The Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Restricted Subsidiary; provided that,

          (a) if such Subsidiary initially is designated a Restricted Subsidiary, then such Restricted Subsidiary may be subsequently designated as an Unrestricted Subsidiary and such Unrestricted Subsidiary may be subsequently designated as a Restricted Subsidiary, but no further changes in designation may be made;

          (b) if such Subsidiary initially is designated an Unrestricted Subsidiary, then such Unrestricted Subsidiary may be subsequently designated as a Restricted Subsidiary and such Restricted Subsidiary may be subsequently designated as an Unrestricted Subsidiary, but no further changes in designation may be made;

          (c) the Company may not designate a Restricted Subsidiary as an Unrestricted Subsidiary unless: (i) such Restricted Subsidiary does not own, directly or indirectly, any Debt or capital stock of the Company or any other Restricted Subsidiary, (ii) such designation, considered as a sale of assets, is permitted pursuant to Sections 10.6, 10.7 and 10.8,
     (iii) immediately before and after such designation there exists no Default or Event of Default; and

          (d) a Subsidiary Guarantor may not be designated an Unrestricted Subsidiary.

10.10. SUBSIDIARY GUARANTY.

          The Company will not permit any Restricted Subsidiary to become a borrower or a guarantor of Debt owed to banks under the Credit Agreement unless such Restricted Subsidiary is, or concurrently therewith becomes, a party to the Subsidiary Guaranty.

10.11. NATURE OF BUSINESS.

          The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.12. TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.  EVENTS OF DEFAULT.

          An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.12; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or a Subsidiary Guarantor in this Agreement, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Restricted Subsidiary, or any such petition shall be filed against the Company or any Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating at least $5,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall be at least $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in the Subsidiary Guaranty, and such default continues beyond any period of grace in respect thereof, or the Subsidiary Guaranty ceases to be in full force and effect, except as provided in Section 22, or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or any Subsidiary Guarantor or any of them renounces any of the same or denies that it has any or further liability thereunder.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

12.1. ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, holders of a majority or more in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
     Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or 1(b), as appropriate. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations and agreement set forth in Section 6.

13.3. REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1. PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2. HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.  EXPENSES, ETC.

15.1. TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Subsidiary Guaranty, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2. SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

17.1. REQUIREMENTS.

          This Agreement, the Notes and the Subsidiary Guaranty may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. SOLICITATION OF HOLDERS OF NOTES.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" or "the Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or from a third party that was not known to you to be prohibited from making such disclosure or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  RELEASE OF SUBSIDIARY GUARANTOR.

          You and each subsequent holder of a Note agree to release any Subsidiary Guarantor from the Subsidiary Guaranty (i) if such Subsidiary Guarantor ceases to be such as a result of a disposition permitted by Sections 10.6, 10.7 or 10.8 or (ii) at such time as the banks party to the Credit Agreement release such Subsidiary from the Bank Guaranty and any other holders of Debt guaranteed by such Subsidiary release such Subsidiary from such Guaranties; provided, however, that you and each subsequent holder will not be required to release a Subsidiary Guarantor from the Subsidiary Guaranty under the circumstances contemplated by clause (ii), if (A) a Default or Event of Default has occurred and is continuing, (B) such Subsidiary Guarantor is to become a borrower under the Credit Agreement or (C) such release is part of a plan of financing that contemplates such Subsidiary Guarantor guaranteeing any other Debt of the Company. Your obligation to release a Subsidiary Guarantor from the Subsidiary Guaranty is conditioned upon your prior receipt of a certificate from a Senior Financial Officer of the Company stating that none of the circumstances described in clauses (A), (B) and (C) above are true.

23.  MISCELLANEOUS.

23.1. SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

23.3. SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4. CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5. COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6. GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                Very truly yours,

                                ELCOR CORPORATION


                                By:        /s/ Harold R. Beattie, Jr.
                                    -----------------------------------------
                                Name:      Harold R. Beattie, Jr.
                                      ---------------------------------------
                                Title: Senior Vice President, Chief Financial
                                       --------------------------------------
                                       Officer and Treasurer
                                       --------------------------------------

The foregoing is agreed
to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:       /s/ Cynthia P. Bush
    -------------------------------
Name:     Cynthia P. Bush
      -----------------------------
Title:    Associate Director
       ----------------------------
          Private Placements
       ----------------------------

METROPOLITAN LIFE INSURANCE
COMPANY

By:       /s/ Claudia Cromie
    -----------------------------------------
Name:     Claudia Cromie
      ---------------------------------------
Title:    Director
       --------------------------------------

METROPOLITAN INSURANCE AND ANNUITY
COMPANY

By:       /s/ Claudia Cromie
    -----------------------------------------
Name:     Claudia Cromie
      ---------------------------------------
Title:    Authorized Signatory
       --------------------------------------

METLIFE INVESTORS USA INSURANCE
COMPANY

     By: Metropolitan Life Insurance Company,
     as Investment Manager

     By:       /s/ Claudia Cromie
         ------------------------------------
     Name:     Claudia Cromie
           ----------------------------------
     Title:    Director
            ---------------------------------

GENERAL AMERICAN LIFE INSURANCE
COMPANY

     By: Metropolitan Life Insurance Company,
     as Investment Manager

     By:       /s/ Claudia Cromie
         ------------------------------------
     Name:     Claudia Cromie
           ----------------------------------
     Title:    Director
            ---------------------------------

MASSMUTUAL ASIA LIMITED

By:        /s/ Richard C. Morrison
    -----------------------------------
Name:      Richard C. Morrison
      ---------------------------------
Title:     Managing Director
       --------------------------------

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:        /s/ Richard C. Morrison
    -----------------------------------
Name:      Richard C. Morrison
      ---------------------------------
Title:     Managing Director
       --------------------------------

C.M. LIFE INSURANCE COMPANY

By:        /s/ Richard C. Morrison
    -----------------------------------
Name:      Richard C. Morrison
      ---------------------------------
Title:     Managing Director
       --------------------------------

PRINCIPAL LIFE INSURANCE
COMPANY
an Iowa corporation

     By: Principal Capital Management, LLC
     A Delaware limited liability
     company, its authorized signatory

By:        /s/ Jon C. Heiny
    --------------------------------------
Name:      Jon C. Heiny
      ------------------------------------
Title:     Counsel
       -----------------------------------

By:        /s/ James C. Fifield
    --------------------------------------
Name:      James C. Fifield
      ------------------------------------
Title:     Counsel
       -----------------------------------

CGU LIFE INSURANCE COMPANY OF
AMERICA

     By: Principal Capital Management, LLC
     A Delaware limited liability company,
     its attorney-in-fact

By:        /s/ Jon C. Heiny
    --------------------------------------
Name:      Jon C. Heiny
      ------------------------------------
Title:     Counsel
       -----------------------------------

By:        /s/ James C. Fifield
    --------------------------------------
Name:      James C. Fifield
      ------------------------------------
Title:     Counsel
       -----------------------------------

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES

By:        /s/ Teresa McCarthy
    --------------------------------------
Name:      Teresa McCarthy
      ------------------------------------
Title:     Investment Officer
       -----------------------------------

MONY LIFE INSURANCE COMPANY

By: MONY Capital Management, Inc.,
    as Investment Adviser

By:    /s/ Barry Scheinholtz
    -----------------------------------
Name: Barry Scheinholtz
Title: Managing Director

STATE FARM LIFE INSURANCE
COMPANY

By:        /s/ Lyle Triebwasser
    -----------------------------------------
Name:      Lyle Triebwasser
      ---------------------------------------
Title:     Senior Investment Officer
       --------------------------------------

By:        /s/ Larry Rottunda
    -----------------------------------------
Name:      Larry Rottunda
      ---------------------------------------
Title:     Assistant Secretary
       --------------------------------------

AMERICAN FAMILY LIFE INSURANCE
COMPANY

By:        /s/ Phillip Hannifan
    -----------------------------------------
Name:      Phillip Hannifan
      ---------------------------------------
Title:     Investment Director
       --------------------------------------

THE CANADA LIFE ASSURANCE
COMPANY

By:        /s/ C. Paul English
    -----------------------------------------
Name:      C. Paul English
      ---------------------------------------
Title:     Associate Treasurer
       --------------------------------------

CLARICA LIFE INSURANCE
COMPANY-- U.S.

By:        /s/ Kevin M. Heil
    ----------------------------------------
Name:      Kevin M. Heil
      --------------------------------------
Title:     Chief Financial Officer
       -------------------------------------

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

This information is confidential and is not included.



                                   Schedule A

                                                                      SCHEDULE B

                                  DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company. Notwithstanding anything in the foregoing to the contrary, a Person that (i) would be an Affiliate of the Company solely by virtue of its ownership of voting or equity interests of the Company and (ii) is eligible pursuant to Rule 13d-1(b) under the Exchange Act to file a statement with the Securities and Exchange Commission on Schedule 13G, shall not be deemed to be an Affiliate.

          "ADJUSTED CONSOLIDATED NET WORTH" means, as of any date, consolidated stockholders' equity of the Company and its Restricted Subsidiaries on such date (including, without duplication, minority interests in Restricted Subsidiaries), less the amount by which outstanding Restricted Investments on such date exceed 20% of consolidated stockholders' equity of the Company and its Restricted Subsidiaries on such date; provided, however, that the effects on shareholders' equity of any changes recorded by the Company and its Restricted Subsidiaries related to the impairment of goodwill and other intangibles as may be required under Statement of Financial Accounting Standards No. 142 shall not be taken into account in determining Adjusted Consolidated Net Worth.

          "BANK GUARANTY" means the Subsidiary Guaranty dated as of November 30, 2000 of the Subsidiary Guarantors of Debt outstanding under the Credit Agreement, as such Guaranty may be amended, restated or otherwise modified, and any successor thereto.

          "BANKS" means the banks party to the Credit Agreement, including Bank of America, N.A., as administrative agent for such banks.

          "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York City are required or authorized to be closed.

                                   Schedule B

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means Elcor Corporation, a Delaware corporation.

          "CONFIDENTIAL INFORMATION" is defined in Section 20.

          "CONSOLIDATED EBIT" means, for any period, the sum of Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) federal, state, local and foreign income, value added and similar taxes and (ii) Consolidated Interest Expense.

          "CONSOLIDATED EBITDA" means, for any period, the sum of Consolidated EBIT for such period, (i) plus, to the extent deducted in determining Consolidated Net Income, any (a) depreciation and amortization expense, (b) extraordinary expenses or losses, (c) charges recorded by the Company and its Restricted Subsidiaries related to the impairment of goodwill and other intangibles as may be required under Statement of Financial Accounting Standards No. 142, (d) other non-cash charges, (ii) minus, to the extent included in Consolidated Net Income, any (x) extraordinary income or gains and (y) other non-cash income. If, during the period for which Consolidated EBITDA is being calculated, the Company or a Restricted Subsidiary has (i) acquired one or more Persons (or the assets thereof) or (ii) disposed of one or more Restricted Subsidiaries (or substantially all of the assets thereof), Consolidated EBITDA shall be calculated on a pro forma basis as if all of such acquisitions (other than acquisitions by or resulting in Unrestricted Subsidiaries) and all such dispositions had occurred on the first day of such period.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries for such period determined in accordance with GAAP. If, during the period for which Consolidated Interest Expense is being calculated, the Company or a Restricted Subsidiary has (i) acquired one or more Persons (or the assets thereof) or (ii) disposed of one or more Restricted Subsidiaries (or substantially all of the assets thereof), Consolidated Interest Expense shall be calculated on a pro forma basis as if (i) all of such acquisitions (other than acquisitions by or resulting in Unrestricted Subsidiaries) and all such dispositions had occurred on the first day of such period and (ii) any Debt incurred, assumed, repaid, replaced or refinanced in connection therewith had been so incurred, assumed, repaid, replaced or refinanced on the first day of such period.

          "CONSOLIDATED NET DEBT" means, as of any date, outstanding Debt of the Company and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP (excluding valuation effects of FAS 133) less cash in excess of $2,000,000.

                                   Schedule B

          "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Company and its Restricted Subsidiaries for such period (including, without duplication, income attributed to minority interests) determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL ASSETS" means, as of any date, the assets and properties of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL CAPITALIZATION" means, as of any date, the sum of Consolidated Net Debt and Adjusted Consolidated Net Worth as of such date.

          "CREDIT AGREEMENT" means the Credit Agreement dated as of November 30, 2000, as amended by the First Amendment dated as of March 31, 2001, among the Company and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank One, Texas, N.A., as Documentation Agent, First Union National Bank, as Syndication Agent, and the other lenders party thereto, as such agreement may be hereafter amended, modified, restated, supplemented, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facilities.

          "DEBT" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; and

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America in Chicago, Illinois as its "base" or "prime" rate.

                                   Schedule B

          "DISPOSITION" is defined in Section 10.6.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary organized under the laws of a jurisdiction other than the United States or any state thereof (including the District of Columbia).

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including

                                   Schedule B

(without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of more than $2,000,000 in aggregate principal amount of the Notes at the time outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INVESTMENTS" means all investments made, in cash or by delivery of property, directly or indirectly, by any Person, in any other Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, Guaranty, advance, capital contribution or otherwise.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention

                                   Schedule B
agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the ability of any Subsidiary to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

          "MEMORANDUM" is defined in Section 5.3.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NOTES" is defined in Section 1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PRIORITY DEBT" means, as of any date, the sum (without duplication) of (a) outstanding unsecured Debt of Restricted Subsidiaries that are not Subsidiary Guarantors other than (i) Debt owed to the Company or another Restricted Subsidiary, (ii) Debt of a Person

                                   Schedule B
that is not an Unrestricted Subsidiary outstanding at the time it becomes a Restricted Subsidiary and (iii) Debt of Restricted Subsidiaries outstanding on the date of this Agreement that is described in Schedule B-1 and (b) Debt of the Company and its Restricted Subsidiaries secured by Liens not otherwise permitted by Sections 10.5(a) through (h).

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PURCHASER" means each purchaser listed in Schedule A.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "RESTRICTED INVESTMENTS" means all Investments of the Company and its Restricted Subsidiaries, other than:

          (a) property or assets to be used or consumed in the ordinary course of business;

          (b) current assets arising from the sale of goods or services in the ordinary course of business;

          (c) Investments in Restricted Subsidiaries or in any Person that, as a result thereof, becomes a Restricted Subsidiary;

          (d) Investments in common stock of the Company;

          (e) Investments existing as of the date of this Agreement that are listed in the attached Schedule B-2; and

          (f) Investments in:

               (i) obligations, maturing within one year from the date of acquisition, of or fully guaranteed by the United States of America, or an agency thereof, or Canada, or any province thereof;

                                   Schedule B

               (ii) state, or municipal securities having an effective maturity within one year from the date of acquisition that are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

               (iii) certificates of deposit or banker's acceptances maturing within one year from the date of acquisition of or issued by commercial banks whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

               (iv) commercial paper maturing within 270 days from the date of issuance that, at the time of acquisition, is rated in one of the top two rating classifications by at least one credit rating agency of recognized national standing;

               (v) repurchase agreements; and

               (vi) money market instrument programs that are properly classified as current assets in accordance with GAAP.

          "RESTRICTED SUBSIDIARY" means any Subsidiary (a) of which at least a majority of the voting securities are owned by the Company and/or one or more Restricted Subsidiaries and (b) that the Company has not designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes pursuant to Section 10.9 hereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "SERIES A NOTES" is defined in Section 1.

          "SERIES B NOTES" is defined in Section 1.

          "SOURCE" is defined in Section 6.2.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

                                   Schedule B

Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY GUARANTOR" is defined in Section 1.

          "SUBSIDIARY GUARANTY" is defined in Section 1.

          "THIS AGREEMENT" OR "THE AGREEMENT" is defined in Section 17.3.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has been so designated by notice in writing given to the holders of the Notes.

                                   Schedule B

                                                                    SCHEDULE B-1

                             EXISTING PRIORITY DEBT

None.




                                  Schedule B-1

                                                                    SCHEDULE B-2

                              EXISTING INVESTMENTS

None.




                                  Schedule B-2

                                                                    SCHEDULE 4.9

                         CHANGES IN CORPORATE STRUCTURE

This information is confidential and is not included.




                                  Schedule 4.9

                                                                    SCHEDULE 5.3

                              DISCLOSURE MATERIALS

See Schedule 5.8.




                                  Schedule 5.3

                                                                    SCHEDULE 5.4

                           SUBSIDIARIES AND AFFILIATES

(a)  SUBSIDIARIES AND AFFILIATES

     (i) SUBSIDIARIES

The Company has the Subsidiaries shown on the attached organizational chart (domicile of organization is shown parenthetically for each Subsidiary). Except as otherwise indicated on such organizational chart, line relationships indicate ownership of 100% of the common stock or other voting securities of the underlying Subsidiary.

     (ii) AFFILIATES

Except as shown above in part (a)(i) of this Schedule 5.4, the Company has no equity investments in any other corporation or entity.

     (iii) DIRECTORS AND SENIOR OFFICERS OF COMPANY

Directors:        James E. Hall*         Richard A. Nowak
                  Thomas D. Karol        David W. Quinn***
                  Dale V. Kesler**       Harold K. Work
                  Michael L. McMahan

                  *    Chair of Corporate Governance Committee
                  **   Chair of Compensation Committee
                  ***  Chair of Audit Committee

Senior Officers:  Thomas D. Karol        Chairman of the Board and Chief Executive Officer
                  Richard A. Nowak       President and Chief Operating Officer
                  Harold R. Beattie      Senior Vice President, Chief Financial Officer and Treasurer
                  Gregory J. Fisher      Senior Vice President and Controller
                  Matti Kiik             Senior Vice President- Research and Development
                  W. Greg Orler          Senior Vice President and Chief Information Officer
                  David G. Sisler        Senior Vice President, General Counsel and Secretary
                  James J. Waibel        Senior Vice President- Administration

The organizational chart is confidential and is not included.

                                  Schedule 5.4

                                                                    SCHEDULE 5.5

                              FINANCIAL STATEMENTS

1. The financial statements and the notes thereto included in the SEC Form 10-K for each of the fiscal years ended June 30, 1997, 1998, 1999, 2000 and 2001.

2. The financial statements and the notes thereto included in the SEC Form 10-Q for the fiscal quarter ended March 31, 2002.

                                  Schedule 5.5

                                                                    SCHEDULE 5.8

                                                                    CONFIDENTIAL

                                   LITIGATION

This information is confidential and is not included.




                                  Schedule 5.8

                                                                   SCHEDULE 5.11

                             LICENSES, PERMITS, ETC.

See the disclosure in Schedule 5.8 titled "Patent Infringement Litigation."




                                  Schedule 5.11

                                                                   SCHEDULE 5.14

                                 USE OF PROCEEDS

Net proceeds from the Notes will be used to repay a portion of the indebtedness outstanding under the Credit Agreement. Approximately $130,000,000 is expected to be outstanding under the Credit Agreement at Closing.




                                  Schedule 5.14

                                                                   SCHEDULE 5.15

                                  EXISTING DEBT

Debt of the Company and its Subsidiaries as of March 31, 2002:

Elcor Corporation                   Loans outstanding under the Credit Agreement     $ 106,000,000
Cybershield of Georgia, Inc.        Capital Lease Obligation                         $      63,000
                                                                                     -------------
                                                                                     $ 106,063,000

In addition, the Subsidiaries guarantee the Company's obligations under the Credit Agreement.

Since March 31, 2002, loans outstanding under the Credit Agreement have increased to approximately $130,000,000 as a result of seasonal increases in working capital requirements. In addition, there are letters of credit outstanding under the Credit Agreement in the amount of $2,584,000.




                                  Schedule 5.15

                                                                   SCHEDULE 10.5

                                 EXISTING LIENS

Cybershield of Georgia, Inc.       Capital Lease of Equipment           $63,000

Cybershield of Georgia, Inc.       The real property comprising Cybershield of
                                   Georgia, Inc.'s Canton, Georgia facility was
                                   conveyed to Cherokee County, Georgia and
                                   leased-back for nominal consideration in
                                   exchange for tax abatements granted by
                                   Cherokee County. At the conclusion of the tax
                                   abatement, Cybershield of Georgia, Inc. may
                                   obtain title to the property for nominal or
                                   no consideration.




                                  Schedule 10.5

                                                                    EXHIBIT 1(a)

                         [FORM OF SERIES A SENIOR NOTE]

                                ELCOR CORPORATION

                           6.99% SENIOR NOTE, SERIES A
                                DUE JUNE 15, 2009

No. AR-[_____]                                                            [Date]
$[_______]                                                  PPN: [             ]

          FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on June 15, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.99% per annum from the date hereof, payable semiannually, on June 15 and December 15 in each year, commencing with the June or December next succeeding the date hereof (except that no interest payment shall be made on June 15, 2002), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.99% or (ii) 2% over the rate of interest publicly announced by Bank of America, or its successor, from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of June 1, 2002 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representations and agreement set forth in Section 6 of the Note Purchase Agreement.

                                  Exhibit 1(a)

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 1, 2002 of certain subsidiaries of the Company.*

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       ELCOR CORPORATION

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

----------

* This paragraph must be removed at such time as there are no Subsidiary Guarantors.

                                  Exhibit 1(a)

                                                                    EXHIBIT 1(b)

                         [FORM OF SERIES B SENIOR NOTE]

                                ELCOR CORPORATION

                           7.49% SENIOR NOTE, SERIES B
                                DUE JUNE 15, 2012

No. BR-[_____]                                                            [Date]
$[_______]                                                  PPN:  [            ]

          FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on June 15, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.49% per annum from the date hereof, payable semiannually, on June 15 and December 15 in each year, commencing with the June or December next succeeding the date hereof (except that no interest payment shall be made on June 15, 2002), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.49% or (ii) 2% over the rate of interest publicly announced by Bank of America, or its successor, from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of June 1, 2002 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representations and agreement set forth in Section 6 of the Note Purchase Agreement.

                                  Exhibit 1(b)

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 1, 2002 of certain subsidiaries of the Company.*

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       ELCOR CORPORATION

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

----------

* This paragraph must be removed at such time as there are no Subsidiary Guarantors.

                                  Exhibit 1(b)

                                                                    EXHIBIT 1(c)

                          [FORM OF SUBSIDIARY GUARANTY]

          THIS GUARANTY (this "Guaranty") dated as of June 1, 2002 is made by the undersigned (each, a "Guarantor"), in favor of the holders from time to time of the Notes hereinafter referred to, including each purchaser named in the Note Purchase Agreement hereinafter referred to, and their respective successors and assigns (collectively, the "Holders" and each individually, a "Holder").

                                   WITNESSETH:

          WHEREAS, ELCOR CORPORATION, a Delaware corporation (the "Company"), and the initial Holders have entered into a Note Purchase Agreement dated as of June 1, 2002 (the Note Purchase Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Note Purchase Agreement");

          WHEREAS, the Note Purchase Agreement provides for the issuance by the Company of $120,000,000 aggregate principal amount of Notes (as defined in the Note Purchase Agreement);

          WHEREAS, the Company owns, directly or indirectly, all of the issued and outstanding capital stock or partnership interests of each Guarantor and, by virtue of such ownership and otherwise, each Guarantor will derive substantial benefits from the purchase by the Holders of the Company's Notes;

          WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Notes that each Guarantor shall have executed and delivered this Guaranty to the Holders; and

          WHEREAS, each Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the premises and other benefits to each Guarantor, and of the purchase of the Company's Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor makes this Guaranty as follows:

          SECTION 1. Definitions. Any capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Note Purchase Agreement.

          SECTION 2. Guaranty. Each Guarantor, jointly and severally with each other Guarantor, unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the Company of the principal of, Make-Whole Amount, if any, and interest on, and each other amount due under, the Notes or the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes

                                  Exhibit 1(c)
hereinafter collectively referred to as the "Note Documents" and the amounts payable by the Company under the Note Documents, and all other monetary obligations of the Company thereunder, being sometimes collectively hereinafter referred to as the "Obligations"). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, each Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. Each Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel. Notwithstanding the foregoing, the right of recovery against each Guarantor under this Guaranty is limited to the extent it is judicially determined with respect to any Guarantor that entering into this Guaranty would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, in which case such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

          SECTION 3. Guarantor's Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of each Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim each Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not each Guarantor or the Company shall have any knowledge or notice thereof), including:

               (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

               (b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

               (c) any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to any Guarantor of the occurrence of a "Default" or an "Event of Default" under any Note Document;

                                  Exhibit 1(c)

               (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

               (e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

               (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, any Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

               (g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

               (h) any merger or consolidation of the Company or any Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or any Guarantor to any other person;

               (i) any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

               (j) any release or discharge, by operation of law, of any Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

               (k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against any Guarantor.

                                  Exhibit 1(c)

          SECTION 4. Full Recourse Obligations. The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

          SECTION 5. Waiver. Each Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3, (b) notice to such Guarantor of the incurrence of any of the Obligations, notice to such Guarantor or the Company of any breach or default by such Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against such Guarantor, (c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders,
(f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

          SECTION 6. Subrogation, Contribution, Reimbursement or Indemnity. Until one year and one day after all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until one year and one day after all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to any Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holders (duly endorsed by such Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations.

          SECTION 7. Effect of Bankruptcy Proceedings, etc. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the

                                  Exhibit 1(c)

Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and such Guarantor shall forthwith pay such principal amount, Make-Whole Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

          SECTION 8. Term of Agreement. This Guaranty and all guaranties, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of such Guarantor hereunder shall be duly paid and performed in full.

          SECTION 9. Representations and Warranties. Each Guarantor represents and warrants to each Holder that:

               (a) such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

               (b) such Guarantor has the requisite power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty;

               (c) this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (d) the execution, delivery and performance of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under any indenture, mortgage, deed of trust, loan, credit agreement, corporate charter or by-laws, or any other agreement evidencing Debt, (ii) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any other agreement or instrument to which such Guarantor is bound or by which

                                  Exhibit 1(c)
          such Guarantor or any of its properties may be bound or affected, except as could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor, except as could not reasonably be expected to have a Material Adverse Effect, or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor, except as could not reasonably be expected to have a Material Adverse Effect;

               (e) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty;

               (f) except as disclosed in Section 5.8 of the Note Purchase Agreement, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) which could reasonably be expected to have a Material Adverse Effect;

               (g) such Guarantor (after giving due consideration to any rights of contribution) has received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder or as contemplated hereby and after giving effect to the transactions contemplated herein, (i) the fair value of the assets of such Guarantor (both at fair valuation and at present fair saleable value) exceeds its liabilities, (ii) such Guarantor is able to and expects to be able to pay its debts as they mature, and (iii) such Guarantor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          SECTION 10. Notices. All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), mailed by registered or certified mail with return receipt requested (postage prepaid), or sent by a recognized overnight delivery service, charges prepaid, addressed (a) if to the Company or any Holder at the address set forth in, the Note Purchase Agreement or (b) if to a Guarantor, in care of the Company at the Company's address set forth in the Note Purchase Agreement, or in each case at such other address as the Company, any Holder or such Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

          SECTION 11. Survival. All warranties, representations and covenants made by each Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the

                                  Exhibit 1(c)

Holders. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

          SECTION 12. Submission to Jurisdiction. Each Guarantor irrevocably submits to the jurisdiction of the courts of the State of Illinois and of the courts of the United States of America having jurisdiction in the State of Illinois for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Guaranty, the Note Purchase Agreement or the Notes. Each Guarantor consents to process being served in any suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Guarantor.

          SECTION 13. Miscellaneous. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, each Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each Guarantor and the Required Holders. The section and paragraph headings in this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, including all matters of construction, validity and performance.

                                  Exhibit 1(c)

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

                                       Chromium Corporation

                                       Cybershield, Inc.

                                       Cybershield of Georgia, Inc.

                                       Cybershield International, Inc.

                                       Cybershield of Texas, Inc.

                                       Elcor Management Corporation

                                       Elk Corporation of Alabama

                                       Elk Corporation of America

                                       Elk Corporation of Arkansas

                                       Elk Corporation of Dallas

                                       Elk Corporation of Texas

                                       OEL, Ltd.


                                       -----------------------------------------
                                       Harold R. Beattie, Jr.
                                       Vice President

                                       Elcor Service Limited Partnership

                                       By:  Elcor Management Corporation,
                                       Its General Partner


                                       -----------------------------------------
                                       Harold R. Beattie, Jr.
                                       Vice President

                                  Exhibit 1(c)

                                       NELPA, Inc.


                                       -----------------------------------------
                                       Monte L. Miller
                                       President, Secretary and Treasurer

                                  Exhibit 1(c)

                     FORM OF JOINDER TO SUBSIDIARY GUARANTY

          The undersigned (the "Guarantor"), joins in the Subsidiary Guaranty dated as of June 1, 2002 from the Guarantors named therein in favor of the Holders, as defined therein, and agrees to be bound by all of the terms thereof and represents and warrants to the Holders that:

          (a) the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

          (b) the Guarantor has the requisite power and authority and the legal right to execute and deliver this Joinder to Subsidiary Guaranty ("Joinder") and to perform its obligations hereunder and under the Subsidiary Guaranty and has taken all necessary action to authorize its execution and delivery of this Joinder and its performance of the Subsidiary Guaranty;

          (c) the Subsidiary Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) the execution, delivery and performance of this Joinder will not
     (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under any indenture, mortgage, deed of trust, loan, credit agreement, corporate charter or by-laws, or any other agreement evidencing Debt, (ii) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, except as could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor, except as could not reasonably be expected to have a Material Adverse Effect, or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor, except as could not reasonably be expected to have a Material Adverse Effect;

          (e) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Joinder;

                                  Exhibit 1(c)

          (f) except as disclosed in writing to the Holders, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its properties or revenues (i) with respect to this Joinder, the Subsidiary Guaranty or any of the transactions contemplated hereby or (ii) that could reasonably be expected to have a Material Adverse Effect;

          (g) such Guarantor (after giving due consideration to any rights of contribution) has received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder or as contemplated hereby and after giving effect to the transactions contemplated herein, (i) the fair value of the assets of such Guarantor (both at fair valuation and at present fair saleable value) exceeds its liabilities, (ii) such Guarantor is able to and expects to be able to pay its debts as they mature, and (iii) such Guarantor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

Capitalized Terms used but not defined herein have the meanings ascribed in the Subsidiary Guaranty.

          IN WITNESS WHEREOF, the undersigned has caused this Joinder to Subsidiary Guaranty to be duly executed as of __________, ____.

                                       [Name of Guarantor]


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                  Exhibit 1(c)

                                                                  EXHIBIT 4.4(a)

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY

          The opinion of Baker & McKenzie, counsel to the Company, shall be to the effect that:

          1. Each of the Company and each Subsidiary Guarantor is a corporation or limited partnership validly existing and in good standing under the laws of its jurisdiction of organization, and each has all requisite corporate or partnership power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Agreement and to issue and sell the Notes and, in the case of each Subsidiary Guarantor, to enter into and perform the Subsidiary Guaranty.

          2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

          3. The Subsidiary Guaranty has been duly authorized by proper corporate or partnership action on the part of each Subsidiary Guarantor, has been duly executed and delivered by an authorized officer of each such Subsidiary Guarantor (or the General Partner thereof) and constitutes the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

          4. A Texas court, or a Federal court sitting in Texas, would honor the choice of Illinois law to govern the Agreement, the Notes and the Subsidiary Guaranty.

          5. Based on the representations set forth in the Agreement, the offer, sale and delivery of the Notes and delivery of the Subsidiary Guaranty do not require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          6. No authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Note Purchase

                                 Exhibit 4.4(a)

Agreement or the offer, issuance and sale by the Company of the Notes, and no authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by any Subsidiary Guarantor of the Subsidiary Guaranty.

          7. The issuance and sale of the Notes by the Company, and the execution, delivery and performance by the Company of the terms and conditions of the Notes and the Agreement do not result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of the Company or any Subsidiary pursuant to the provisions of (i) the certificate or articles of incorporation or bylaws of the Company or any Subsidiary, (ii) any loan agreement to which the Company or any Subsidiary is a party or by which any of them or their property is bound that is filed (or incorporated by reference) as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2001 or any other report or registration statement subsequently filed by the Company with the Securities and Exchange Commission, (iii) any other Material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property is bound that is filed (or incorporated by reference) as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2001 or any other report or registration statement subsequently filed by the Company with the Securities and Exchange Commission, (iv) any law (including usury laws) or regulation applicable to the Company, or (v) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company.

          8. The execution, delivery and performance of the Subsidiary Guaranty do not result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of any Subsidiary Guarantor pursuant to the provisions of (i) its certificate or articles of incorporation or by-laws, (ii) any loan agreement to which any Subsidiary Guarantor is a party or by which it or its property is bound that is filed (or incorporated by reference) as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2001 or any other report or registration statement subsequently filed by the Company with the Securities and Exchange Commission, (iii) any other Material agreement or instrument to which any Subsidiary Guarantor is a party or by which it or its property is bound that is filed (or incorporated by reference) as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2001 or any other report or registration statement subsequently filed by the Company with the Securities and Exchange Commission, (iv) any law or regulation applicable to any Subsidiary Guarantor, or (v) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to any Subsidiary Guarantor.

          9. Except as disclosed in Schedule 5.8 to the Note Purchase Agreement, to such counsel's knowledge there are no actions, suits or proceedings pending, or threatened against the Company or any Subsidiary, at law or in equity or before or by any Governmental Authority, that are likely to result, individually or in the aggregate, in a Material Adverse Effect.

                                 Exhibit 4.4(a)

          9. Neither the Company nor any Subsidiary is (i) a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          10. The issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate or conflict with Regulation U, T or X of the Board of Governors of the Federal Reserve System.

The opinion of Baker & McKenzie shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. With respect to matters governed by the laws of any jurisdiction other than the United States of America and the States of Delaware and Texas, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable; provided that, with respect to the opinions in numbered paragraphs 2 and 3, such counsel may assume that the laws of the State of Illinois are the same as the laws of the State of Texas. Such opinion shall state that subsequent transferees and assignees of the Notes may rely thereon.

                                 Exhibit 4.4(a)

                                                                  EXHIBIT 4.4(b)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

          The opinion of Gardner, Carton & Douglas, special counsel to the Purchasers, shall be to the effect that:

          1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Delaware, with requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

          2. The Agreement and the Notes have been duly authorized, executed and delivered by and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

          3. The Subsidiary Guaranty constitutes the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

          4. Based upon the representations set forth in the Agreement, the offer, sale and delivery of the Notes and delivery of the Subsidiary Guaranty do not require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          5. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement do not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

          6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Notes.

The opinion of Gardner, Carton & Douglas shall state that the opinion of Baker & McKenzie delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers are justified in relying thereon. The opinion shall state that subsequent transferees and assignees of the Notes may rely thereon. The opinion also shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

                                 Exhibit 4.4(b)